UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2014

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KULICKE AND SOFFA INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

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Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23A Serangoon North, Avenue 5, #01-01 K&S Corporate Headquarters, Singapore		554369
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Principal Officers

On June 18, 2014, Kulicke and Soffa Industries, Inc. (the “Company”) promoted Joyce Soo Li Lam, currently the Company’s Vice President and Corporate Controller, a position she has held since January, 2011, to the position of Principal Accounting Officer, effective July 1, 2014.  Accordingly, Jonathan Chou, the Company’s Chief Financial Officer, Senior Vice President and Principal Accounting Officer, will resign as Principal Accounting Officer effective June 30, 2014. Mr. Chou will continue to serve as Chief Financial Officer and Senior Vice President of the Company and Ms Lam will continue to report to Mr. Chou.
 Ms. Lam, who is 48 years old, will continue to hold her existing positions within the Company’s finance organization. From 2008 to 2010, Ms. Lam served as the Head of Shared Services and APAC Controller at France Telecom (Orange Business Services Asia Pacific Regional office). She holds a Master of Science in Financial Management degree from the University of London, a Bachelor of Accountancy degree from the National University of Singapore, and is a qualified Chartered Accountant from the Institute of Chartered Accountants of England and Wales.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 19, 2014	KULICKE AND SOFFA INDUSTRIES, INC.

	By:	/s/ Jonathan H. Chou
	Name:	Jonathan H. Chou
	Title:	Senior Vice President & Chief Financial Officer